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                                                                   Exhibit 10.20

                              FRONTIER CORPORATION

                          EMPLOYEES' STOCK OPTION PLAN

                                Amendment No. 1

     Pursuant to Section 12, the Plan is amended, effective January 1, 1999, by deleting the first paragraph of Section 7 in its entirety and substituting in its place the following:

     If the employment of a participant terminates by reason of the participant's disability or death, any option may be exercised, in the case of disability, by the participant or, in the case of death, the participant's designated beneficiary (or personal representative if there is no designated beneficiary) at any time prior to the earlier of the expiration date of the option or the expiration of one year after the date of disability or death, but only if, and to the extent that, the participant was entitled to exercise the option on the date of his disability or death. If the employment of a participant terminates on account of retirement, all of the participant's outstanding options shall become immediately vested and these options together with previously vested but unexercised options may be exercised at any time prior to the earlier of the expiration date of the option or the expiration of 13 months from the date of retirement. For this purpose, "retirement" means any termination of employment on or after a participant is entitled to receive an early retirement benefit under any defined benefit pension plan maintained by the Company or an affiliate in which the participant has an accrued benefit. If the participant does not have an accrued benefit in any such plan, "retirement" means the participant's termination of employment on or after he has reached age
55. Upon termination of the participant's employment for any reason other than retirement, disability or death, all non-vested options held by the participant shall be forfeited and any options that are vested on the date of termination may be exercised prior to the earlier of the expiration date of the option or the expiration of 90 days from the date of termination. Notwithstanding the foregoing, an option may not be exercised after retirement if the Committee reasonably determines that the termination of employment of such participant resulted from willful acts, or failure to act, by the participant detrimental to the Company or any of its subsidiaries.

     IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this amendment on its behalf this 9th day of December 1998.

                                         FRONTIER CORPORATION
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                                        /s/ Barbara J. LaVerdi
                                By: ------------------------------------------
                                     Barbara J. LaVerdi, Assistant Secretary